EMC INSURANCE GROUP INC. AND SUBSIDIARIES

                              Index to Exhibits

  Exhibit
  Number                       Item
 --------                      ----

  10 (a)  Quota Share Reinsurance Contract between          Included in Direct
            Employers Mutual Casualty Company and              Transmission
            EMC Reinsurance Company, as amended.

  10 (c)  Employers Mutual Companies reinsurance            Included in Direct
            pooling agreements between Employers               Transmission
            Mutual Casualty Company and certain of
            its affiliated companies, as amended.

  21      Subsidiaries of the Registrant.                   Included in Direct
                                                               Transmission

  23      Consent of KPMG Peat Marwick with                 Included in Direct
            respect to Forms S-8 and Form S-3.                 Transmission

  24      Power of Attorney.                                Included in Direct
                                                               Transmission

  28      Consolidated Schedule P of Annual                 Included in Direct
            Statements provided to state regulatory            Transmission
            authorities.
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